Exhibit 23.7

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of XCF Global, Inc. of our report dated March 24, 2026, relating to the financial statements of Southern Energy Renewables Inc. as at July 31, 2025 and the period from inception on May 15, 2025 to July 31, 2025, which report appears in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP
Chartered Professional Accountants	Vancouver, Canada

August 18, 2026